Exhibit 10

                        DEBT AND STOCK PURCHASE AGREEMENT

     This Agreement is between Glenn A. Little ("Little"), Ameri-First Financial Group, Inc. and Wilkerson Consulting, Inc. ("Wilkerson"), a Nevada corporation, for the purpose of providing the terms and conditions for the purchase of $740,000.00 in outstanding debt against Ameri-First Financial Group, Inc. ("AMFG"), a publicly held Delaware corporation, held by Wilkerson, by Little from Wilkerson, and the purchase of all of the stock in AMFG held by Wilkerson (the "Stock"), for a cash consideration of $60,000.00 (sixty thousand dollars).

     The parties to this Agreement are aware that AMFG is an illiquid public entity that is delinquent in filing reports to the Securities and Exchange Commission. It is understood by all signing parties that the intent of Little is to reorganize and recapitalize the company.

     Little agrees to purchase the debt and the stock referenced above, subject to the completion of the following conditions precedent:

     1. Receipt of a Good Standing Certificate from the State of Delaware regarding AMFG;

     2. Completion of GAAP audits and tax returns of AMFG for calendar years 2002 and 2003;

     3. Affidavit from the Board of Directors of AMFG that there are no additional outstanding debts or demands from either regulatory groups, debtors, or stockholders;

     4. Receipt of a tax lien and judgment search on AMFG showing no liens or judgments; and

     5. Receipt of resignations from the Board of Directors and all officers of AMFG and the appointment of Glenn Little to the Board of Directors.

     Little agrees to place $60,000.00 in escrow with The Owen Law Firm, P.C. ("Owen"), Wilkerson's attorneys, in the form of a cashier's check, within 5
(five) days of the full and complete execution of this Agreement. If the above conditions precedent are not completed within 120 days from the effective date of this Agreement, said $60,000.00 will be returned to Little with no further obligations owed by either party under this Agreement.

     It is understood and agreed that following the purchase of the debt and the Stock referenced herein, and following any reverse-split of the common stock of AMFG planned by Little as its majority shareholder, as consideration for consulting services to be rendered to AMFG by Wilkerson, Wilkerson shall be
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issued 50,000 shares of the common stock of AMFG  (restricted  under  Securities and Exchange Commission Rule 144), Rule 144).

EXECUTED to be effective as of January 18, 2005.


/s/ Glenn A. Little
------------------------------------
GLENN A. LITTLE



WILKERSON CONSULTING, INC.,
a Nevada corporation


By: /s/ Charles K. Wilkerson
   ---------------------------------
   Charles K. Wilkerson, President


/s/ C. Keith Wilkerson, II
------------------------------------
C. KEITH WILKERSON, II
An Officer of Ameri-First Financial Corporation